Exhibit 4.4

                    This Supplemental Indenture, dated as of June 30, 2010 (this “Supplemental Indenture”), is entered into among XL Company Switzerland GmbH, a limited liability company incorporated under the laws of Switzerland (the “New Guarantor”), XL Capital Finance (Europe) plc, a public limited company incorporated under the laws of England and Wales (the “Company”), XL Capital Ltd, an exempted limited company incorporated under the laws of the Cayman Islands (the “Existing Guarantor”), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America (as successor to State Street Bank and Trust Company), as Trustee under the Indenture (as defined below). Capitalized terms used, but not otherwise defined, herein shall have the meanings assigned to such terms in the Indenture.

W I T N E S S E T H:

                    WHEREAS, the Company, the Existing Guarantor and State Street Bank and Trust Company have heretofore executed and delivered an Indenture, dated as of January 10, 2002 (as amended, supplemented, waived or otherwise modified, including as supplemented by the terms and provisions included in the Board Resolution dated January 7, 2002 governing the issuance of the 6.50% Senior Notes due 2012, the “Indenture”), providing for the issuance, from time to time, of the Securities;

                    WHEREAS, pursuant to Section 801 of the Indenture, the Guarantor shall not convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person unless, among other things, such Person expressly assumes, by supplemental indenture satisfactory in form to the Trustee, the due and punctual payment pursuant to the Securities, the Indenture and the Guarantee of the principal of, any premium and interest on and any Additional Amounts with respect to all of the Securities issued thereunder, and the performance of all applicable obligations under the Indenture, the Guarantee and the Securities issued thereunder;

                    WHEREAS, pursuant to Section 801 of the Indenture, such Person to whom the properties and assets of the Guarantor are conveyed, transferred, sold or leased substantially as an entirety shall succeed to, and be substituted for, and may exercise every right and power of the Guarantor under the Indenture, the Securities and the Guarantee with the same effect as if such Person had been named as the Guarantor therein, and thereafter, the existing Guarantor shall be relieved of all obligations and covenants under the Indenture, the Guarantee and the Securities;

                    WHEREAS, concurrently with the execution and delivery of this Supplemental Indenture, the Existing Guarantor is transferring its properties and assets substantially as an entirety to the New Guarantor; and

                    WHEREAS, pursuant to Section 901 of the Indenture, the Trustee, the Company and the Guarantor are authorized to execute and deliver this Supplemental Indenture to supplement the Indenture, without the consent of any Holder;

                    NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the

Company, the Existing Guarantor and the Trustee mutually covenant and agree, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE I
AGREEMENT TO BE BOUND; GUARANTEE; RELEASE OF EXISTING GUARANTOR

                    Section 1.1. Agreement to be Bound. The New Guarantor hereby becomes a party to the Indenture as the Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of the Guarantor under the Indenture. The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to the Guarantor and to perform all of the obligations and agreements of the Guarantor under the Indenture.

                    Section 1.2. Guarantee. The New Guarantor hereby unconditionally guarantees, on an unsecured, unsubordinated basis, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors, irrespective of the validity and enforceability of the Indenture, this Supplemental Indenture, the Securities or the obligations of the Company to the Holders or the Trustee thereunder, the Guaranteed Obligations, all as more fully set forth in Article Thirteen of the Indenture.

                    Section 1.3. Release of Existing Guarantor. In accordance with Section 801 of the Indenture, the Existing Guarantor is hereby relieved of all obligations and covenants under the Indenture, the Guarantee and the Securities.

ARTICLE II
MISCELLANEOUS

                    Section 2.1. Notices, Etc. to the Guarantor. The address to which any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by the Indenture to be made upon, given or furnished to, or filed with, the Guarantor by the Trustee or by any Holder shall be addressed is XL Company Switzerland GmbH, XL House, One Bermudiana Road, Hamilton HM 08, Bermuda, Attn: Kirstin R. Gould (or any other address furnished in writing to the Trustee by the Guarantor for such purpose).

                    Section 2.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

                    Section 2.3. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                    Section 2.4. Separability Clause. In case any provision in this Supplemental Indenture, the Indenture, the Securities or the Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                    Section 2.5. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended or supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein.

                    Section 2.6. Duplicate and Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

                    Section 2.7. Headings. The headings of the Articles and Sections in this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered as a part hereof and shall not modify or restrict any of the terms or provisions hereof.

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                    IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

XL CAPITAL FINANCE (EUROPE) PLC,
as the Company

By:	/s/ Mervyn Skeet

	Name:	Mervyn Skeet
	Title:	Director

XL CAPITAL LTD,
as the Existing Guarantor

By:	/s/ Simon Rich

	Name:	Simon Rich
	Title:	Senior Vice President

XL COMPANY SWITZERLAND GMBH,
as the New Guarantor

By:	/s/ John Hume

	Name:	John Hume
	Title:	Manager

By:	/s/ Gérald Kanis

	Name:	Gérald Kanis
	Title:	Manager

U.S. BANK NATIONAL ASSOCIATION,
as the Trustee

By:	/s/ Crystal Deperry

	Name:	Crystal Deperry
	Title:	Assistant Vice President